UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 21, 2007

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Bristol-Myers Squibb Company (the “Company”) was served by the U.S. Federal Trade Commission (FTC) on March 21, 2007 with a Civil Investigative Demand requesting the production of documents and information relating to the proposed settlement with Apotex of the Plavix patent litigation pending in the U.S. District Court for the Southern District of New York. The Company intends to cooperate fully with the investigation.

The Company is also cooperating fully with a previously-disclosed criminal investigation conducted by the Antitrust Division of the U.S. Department of Justice into the proposed settlement with Apotex.

It is not possible at this time reasonably to assess the outcome of the FTC investigation or of the investigation by the Department of Justice, or their impact on the Company.

The underlying patent litigation with Apotex, including the proposed settlement, as well as the criminal investigation conducted by the U.S. Department of Justice, are discussed more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Item 8, Financial Statements and Supplementary Data, Note 21, Legal Proceedings and Contingencies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bristol-Myers Squibb Company
Date: April 3, 2007
	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	General Counsel and Secretary